VENTAS, INC.
2022 INCENTIVE PLAN
I. Purpose
The purpose of the Ventas, Inc. 2022 Incentive Plan (“Plan”) is to promote the growth and profitability of Ventas, Inc., a Delaware corporation (“Company”), and its subsidiaries and to increase stockholder value by providing officers, key employees, key consultants and non-employee directors with incentives to achieve long-term objectives of the Company. The Plan is also intended to help attract and retain officers, key employees, key consultants and non-employee directors, to advance the interests of the Company by giving officers, key employees, key consultants and non-employee directors a stake in the Company’s future growth and success, and to strengthen the alignment of interests of officers, key employees, key consultants and non-employee directors with those of the Company’s stockholders.
II. Definitions and Construction
2.1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in Appendix I (and such terms shall apply equally to both the singular and plural forms of the terms defined).
2.2. Gender and Number. Except where otherwise indicated by the context, reference to the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
2.3. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
III. Plan Administration
3.1. The Committee. The Plan shall be administered by and all Awards under the Plan shall be authorized by the Committee. The “Committee” means the Board or one or more committees appointed by the Board to administer all or certain aspects of the Plan.
3.2. Delegation. Notwithstanding the foregoing, the Board or the Committee may delegate some or all of its responsibility for granting Awards and otherwise administering the Plan with respect to Non-employee Directors or designated classes of Employees or Consultants to one or more different committees consisting of one or more members of the Board, subject to such limitations as the Board or the Committee deems appropriate. To the extent consistent with applicable law, the Board or the Committee may authorize one or more officers of the Company to grant Awards to designated classes of Employees or Consultants, subject to any limits that may be specifically prescribed by the Board or the Committee in a separate policy or otherwise.
3.3. Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority to do all things and make all determinations necessary or advisable in connection with the administration of the Plan, including without limitation the authority to:
(a) select participants to whom Awards are granted;
(b) determine the types, amounts and frequency of Awards granted under the Plan;
(c) determine the terms and conditions of Awards, including without limitation the treatment of the Award upon a Participant’s termination of employment or cessation of service (including under any circumstances that may be specified by the Committee) and any limitations, restrictions or conditions upon the Awards, which need not be identical;
(d) accelerate or extend the vesting or exercisability of any Award, for any reason;
(e) construe and interpret the Plan and any agreement or instrument entered into under the Plan; and
(f) establish, amend and rescind rules and regulations relating to administration of the Plan.

The Committee may delegate its authority as identified hereunder; provided, however, that such delegation is permitted by law. The Committee (or the Board, in the absence of any such Committee) shall have the discretion to determine for purposes of the Plan whether any Participant (i) is or remains (or is not or does not remain) an employee or other service provider of the Company or a Subsidiary, and (ii) shall have incurred (or shall not have incurred) a termination of employment or cessation of service, provided, however, that a termination of employment or cessation of service shall not be deemed to have occurred merely because of a change in capacity in which the Participant renders service to the Company or a Subsidiary as an Employee, Consultant or Non-employee Director or merely because of a transfer of the Participant’s service between the Company and/or a Subsidiary (except as may be required for compliance with Section 409A of the Code or may otherwise be required by law). The Committee, in its sole discretion, may determine whether a Company transaction, such as a sale or spin-off of a division or Subsidiary that employs or otherwise engages a Participant shall be deemed to result in a termination or cessation of service for purposes of an Award.
3.4. Decisions Binding. All actions taken and all determinations and decisions made by the Committee (or the Board or any delegate thereof of administrative duties under the Plan) pursuant to the provisions of the Plan shall be final, conclusive and binding upon all persons, including the Company, its stockholders, Employees, Consultants, Non-employee Directors, participants and their estates and beneficiaries.
IV. Shares Subject to the Plan and Maximum Awards
4.1. Shares Available. Subject to adjustment as provided in Section 4.3(a), the number of Shares available for issuance under the Plan shall be equal to the sum of the following:
(a) 10,000,000; plus
(b) the number of Shares available for issuance, and not issued or subject to outstanding awards, under the Company’s 2012 Incentive Plan as of the Effective Date; plus
(c) the number of Shares subject to awards granted under the Company’s 2012 Incentive Plan and outstanding on the Effective Date which expire, or for any reason are forfeited, cancelled or terminated, after the Effective Date either without such Shares being issued or with such Shares being forfeited.
Subject to adjustment in accordance with Section 4.3(a), no more than 10,000,000 Shares may be issued in the aggregate pursuant to the exercise of ISOs.
Any Shares issued under the Plan may be, in whole or in part, of original issuance or held in treasury. If and to the extent an Award shall expire or terminate for any reason without having been exercised in full, or shall be forfeited, or shall be settled in cash, the Shares associated with such Awards shall again become available for Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award or to satisfy tax withholding obligations related to any Award shall not be available for subsequent Awards under the Plan. Substitute Awards may be granted under the Plan, and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under the Plan, provided that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as ISOs shall be counted against the foregoing aggregate ISO limit.
4.2. Non-employee Director Limits.
In any calendar year, no Non-employee Director may be granted Awards under the Plan that, when combined with cash compensation received for such Non-employee Director’s service as a Non-employee Director during such calendar year, exceed an aggregate of $1,000,000 (with value of each equity award based on its grant date fair value, determined in accordance with U.S. generally accepted accounting principles). Any cash compensation paid or Award granted to an individual for such individual’s service as an Employee or Consultant will not count for purposes of such limitation.
4.3. Adjustments in Authorized Shares and Outstanding Awards.
(a) General. In the event of a merger, reorganization, consolidation, amalgamation, recapitalization, reclassification, split-up, spin-off, separation, liquidation, stock dividend, stock split, reverse stock split, property dividend, share repurchase, share combination, share exchange, issuance of warrants, rights or debentures, or other change in the corporate structure of the Company affecting the Shares, the Committee shall substitute or adjust the total number and class of Shares or other stock or securities which may be issued under the Plan, and the number, class and/or price of Shares subject to outstanding Awards, the grant, acquisition, exercise or base price with respect to any Award or, if deemed appropriate, as it determines to be appropriate and equitable to prevent dilution or enlargement of the rights of participants and to preserve, without exceeding, the value of any outstanding Awards; provided, that the number of Shares subject to any Award shall always be a whole number. In the case of ISOs, such adjustments shall be made in such a manner intended to not constitute a “modification” within the meaning of Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code, unless the Committee specifically determines that an adjustment in such other manner is in the best interests of the Company.

(b) Change in Control. In the event of a Change in Control, the Committee may, in its sole discretion, and on such terms and conditions as it deems appropriate, take any one or more of the following actions with respect to any outstanding Awards, which need not be uniform with respect to all participants and/or Awards:
(i) continuation or assumption of such Award by the Company (if it is the surviving corporation) or by the successor or surviving entity or its parent;
(ii) substitution or replacement of such Award by the successor or surviving entity or its parent with cash, securities, rights or other property to be paid or issued, as the case may be, by the successor or surviving entity (or a parent or subsidiary thereof), with substantially the same terms and value as such Award (including any applicable performance targets or criteria with respect thereto);
(iii) acceleration of the vesting of such Award and the lapse of any restrictions thereon and, in the case of an Option or SAR, acceleration of the right to exercise such Award during a specified period (and the termination of such Option or SAR without payment of any consideration therefor to the extent such Award is not timely exercised), in each case, either (A) immediately prior to or as of the date of the Change in Control, (B) upon a Participant’s involuntary of employment or other service with the Company (or a successor corporation or its parent) without Cause, by a Participant for “good reason” and/or due to a Participant’s death or Disability, on or within a specified period following the Change in Control or (C) upon the failure of the successor or surviving entity (or its parent) to continue or assume such Award;
(iv) cancellation of such Award in consideration of a payment, with the form, amount and timing of such payment determined by the Committee in its sole discretion, subject to the following: (A) such payment shall be made in cash, securities, rights and/or other property; (B) the amount of such payment shall equal the value of such Award, as determined by the Committee in its sole discretion; provided that, in the case of an Option or SAR, if such value equals the Intrinsic Value of such Award, such value shall be deemed to be valid; provided further that, if the Intrinsic Value of an Option or SAR is equal to or less than zero, the Committee may, in its sole discretion, provide for the cancellation of such Award without payment of any consideration therefor (for the avoidance of doubt, in the event of a Change in Control, the Committee may, in its sole discretion, terminate any Option or SAR Awards for which the exercise or base price is equal to or exceeds the per Share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor); and (C) such payment shall be made promptly following such Change in Control or on a specified date or dates following such Change in Control; provided that the timing of such payment shall comply with Section 409A of the Code; and/or
(v) with respect to Awards that are based on Company performance (e.g., performance-based Restricted Stock Units), provision for the cessation, immediately prior to the Change in Control, of any incomplete performance periods applicable to such Awards, with the Committee determining the level of attainment of the applicable performance condition(s).
In the event of a Change in Control, and either (x) an outstanding Award is not assumed, continued, substituted or replaced in connection with the Change in Control (except due to treatment under items (iii) through (v) above) or (ii) an outstanding Award is continued, assumed, substituted or replaced (under items (i) or (ii) above) in connection therewith but the Participant’s service with the Company is terminated by the Company (or its successor or affiliate) without Cause (or other reason specified by the Committee in an Award Agreement or as the Committee may otherwise determine in any individual case) within twelve (12) months (or a longer period specified by the Committee or as the Committee may otherwise determine in any individual case) after the Change in Control (or, if specified by the Company in an Award Agreement or as the Committee may otherwise determine in any individual case, a period prior to a Change in Control), then: (A) any unvested or unexerciseable portion of any Award carrying a right to exercise shall become fully vested and exercisable, and (B) the restrictions (including exercise restrictions), payment conditions and forfeiture conditions applicable to an Award granted will lapse and such Award will be deemed fully vested, and any performance conditions on the Award will be deemed achieved based on actual performance levels as determined by the Committee. For purposes of the preceding sentence, an Award shall be considered to be assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the award instead confers the right to receive, or otherwise relates to, common stock or other common equity of the acquiring or surviving entity (with adjustment to such number of shares subject to the Award as determined by the Committee).
(c) Certain Tax Rules. Any adjustments or other treatment pursuant to this Section 4.3 to Awards that are considered 409A Awards are intended to be made only if permitted by Section 409A of the Code and only in a manner in compliance with the requirements of Section 409A of the Code, and any adjustments made pursuant to this Section 4.3 to Awards that are not considered 409A Awards are intended to be made only if and in such a manner that after such adjustment the Awards either continue not to be 409A Awards or comply with the requirements of Section 409A of the Code. Any action may be taken under Section 4.3 regardless of whether the action would constitute a “disqualifying disposition” within the meaning of Section 422 of the Code (or otherwise cause the Participant to lose the potential tax benefits associated with ISOs), and the Company shall not have any liability with respect thereto.

4.4. Minimum Vesting. Notwithstanding anything to the contrary herein, and subject to Section 4.3 above, Awards (other than cash awards) shall vest (or, with respect to performance awards, have a minimum performance period) over a period of not less than one year following the date of grant (the “Minimum Vesting Requirement”); provided, however, that the Committee may, in its sole discretion, (a) provide for the acceleration of vesting of Awards upon (i) a Participant’s death or Disability, (ii) a Participant’s termination under circumstances specified by the Plan Committee, which may include, without limitation, retirement or (iii) a Change in Control and (b) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the Shares available for issuance under the Plan (as set forth in Section 4.1, as may be adjusted pursuant to Section 4.3).
V. Eligibility and Participation
All Employees and Consultants are eligible to receive Awards under the Plan. In selecting Employees and Consultants to receive Awards under the Plan, as well as in determining the number of Shares subject to, and the other terms and conditions applicable to, each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan, including the duties of the Employees and Consultants and their present and potential contribution to the success of the Company.
All Non-employee Directors are eligible to receive Awards under the Plan. Subject to the limitations of the Plan, the Committee may grant Awards to Non-employee Directors on terms as the Committee shall from time to time determine.
VI. Stock Options
6.1. Grant of Options. Subject to the terms and provisions of the Plan, the Committee may grant Options to participants at any time and from time to time, in the form of Options which are intended to qualify as incentive stock options within the meaning of Section 422 of the Code (“ISOs”), Options which are not intended to so qualify (“NQSOs”) or a combination thereof. ISOs may only be granted within ten years from the date on which the Plan was adopted by the Board, and may only be granted to employees of the Company or any subsidiary corporation (within the meaning of Section 424(f)) and may not exceed the maximum limit applicable to ISOs set forth in Section 4.1. The Option Exercise Price shall not be less than the Fair Market Value of a Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).
6.2. Option Agreement. Each Option shall be evidenced by an Option Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of Shares to which the Option relates and such other provisions as the Committee may determine or which are required by the Plan. The Option Agreement shall also specify whether the Option is intended to be an ISO or a NQSO and shall include such provisions applicable to the particular type of Option granted.
6.3. Duration of Options. Each Option shall expire at such time as is determined by the Committee at the time of grant; provided, however, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder).
6.4. Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall approve at the time of grant, which need not be the same for each grant or for each Participant. The Committee may accelerate the exercisability of any Option. Options shall be exercised, in whole or in part, by delivery to the Company of a written notice of exercise, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment of the Option Exercise Price and all applicable withholding taxes. To the extent an Option is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the Option shall be automatically exercised immediately before its expiration.
6.5. Payment of Option Exercise Price. The Option Exercise Price for Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise by one or a combination of the following methods:
(a) cash in the form of currency or other cash equivalent acceptable to the Company;
(b) the tender of Shares (by either actual delivery or by attestation) having a Fair Market Value (determined as of the close of the business day immediately preceding the day on which the Option is exercised) equal to the Option Exercise Price;
(c) a reduction in the number of Shares otherwise deliverable pursuant to the Award; or
(d) any other reasonable consideration that the Committee may deem appropriate.
The Committee may permit the cashless exercise of Options as described in Regulation T promulgated by the Federal Reserve Board, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.
6.6. Legend. For any Shares issued upon exercise of or in connection with an Award, the Company may legend such Shares as it deems appropriate.

6.7. Committee Determination of Option Terms. The Committee determines the period of time during which the Option is exercisable (provided, that no Option shall be exercised later than the tenth anniversary of the date of its grant (fifth anniversary in the case of an ISO granted to a Ten Percent Shareholder)).
VII. Restricted Stock
7.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock to participants at any time and from time to time and upon such terms and conditions as it may determine and which are not inconsistent with the Plan.
7.2. Restricted Stock Award Agreement. Each grant of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement that shall specify the Restriction Period, the number of shares of Restricted Stock granted, and such other provisions as the Committee may determine.
7.3. Other Restrictions. The Committee may impose such other restrictions on any shares of Restricted Stock as it may deem advisable, including without limitation restrictions based upon the achievement of performance goals, years of service and/or restrictions under applicable Federal or state securities laws. The Committee may provide that any share of Restricted Stock shall be held (together with a stock power executed in blank by the Participant) in custody by the Company until any or all restrictions thereon shall have lapsed.
7.4. Reacquisition of Restricted Stock. The Committee shall determine and set forth in a Participant’s Restricted Stock Award Agreement such events upon which a Participant’s shares of Restricted Stock shall be reacquired by the Company, which may include without limitation a Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of performance goals. Any such forfeited shares of Restricted Stock held by a Participant which are to be reacquired by the Company shall be immediately returned to the Company by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock.
7.5. Certificate Legend. Each certificate representing shares of Restricted Stock shall bear the following legend:
“The sale or other transfer of the shares represented by this Certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Ventas, Inc. 2022 Incentive Plan, and in the related Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Ventas, Inc.”
7.6. Lapse of Restrictions Generally. Except as otherwise provided in this Article 7, shares of Restricted Stock shall be delivered to the Participant and no longer subject to reacquisition after the last day of the Restriction Period; provided, however, that, if the restriction relates to the achievement of a performance goal, the Restriction Period shall not end until the Committee has certified in writing that the performance goal has been met. Once the shares of Restricted Stock are released from their restrictions, the Participant shall be entitled to have the legend required by Section 7.5 removed from the Participant’s share certificate, which certificate shall thereafter represent Shares free from any and all restrictions under the Plan.
7.7. Voting Rights; Dividends and Other Distributions. During the Restriction Period, participants holding shares of Restricted Stock may exercise full voting rights and, if the Committee so determines as provided in the Restricted Stock Award Agreement, shall be entitled to receive all dividends and other distributions paid, with respect to such Restricted Stock. However, unless provided otherwise in a Restricted Stock Award Agreement, any and all such dividends and distributions (whether paid in cash or Shares) shall be held back by the Company for the Participant’s account until such time as the related portion of the Restricted Stock vests (at which time such dividends or distributions, as applicable, shall be released and paid) and if such related portion of the Restricted Stock is forfeited, such dividends or distributions, as applicable, will be forfeited.
VIII. Restricted Stock Units.
8.1. Grant of Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee may grant Restricted Stock Units to participants at any time and from time to time and upon such terms and conditions as it may determine and which are not inconsistent with the Plan.
8.2. RSU Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an RSU Award Agreement that shall specify the Restriction Period, the number of Restricted Stock Units granted, and such other provisions as the Committee may determine. The Committee may determine the form or forms (including cash, Shares, other Awards, other property or a combination thereof) in which payment of the amount owing upon settlement of any Restricted Stocks Units may be made.
8.3. Other Restrictions. The Committee may impose such other restrictions on Restricted Stock Units as it may deem advisable, including without limitation restrictions based upon the achievement of performance goals, years of service and/or restrictions under applicable Federal or state securities laws.

8.4. No Rights as Stockholder. The award of Restricted Stock Units to a Participant shall not create any rights in such Participant as a stockholder of the Company, such as the right to vote or the right to receive dividends, unless and until and to the extent Shares are issued to such Participant to settle such Restricted Stock Units. However, a Restricted Stock Unit may be awarded with dividend equivalents as provided in Section 8.8.
8.5. Forfeiture of Restricted Stock Units. The Committee shall determine and set forth in a Participant’s RSU Award Agreement such events upon which Restricted Stock Units shall be forfeited, which may include without limitation a Participant’s termination of employment or cessation of service during the Restriction Period or the nonachievement of performance goals.
8.6. Lapse of Restrictions Generally. Except as otherwise provided in this Article 8, Restricted Stock Units shall be fully vested after the last day of the Restriction Period and shall be paid as set forth in the RSU Award Agreement; provided, however, that if the restriction relates to the achievement of a performance goal, the Restriction Period shall not end until the Committee has certified in writing that the performance goal has been met.
8.7. Dividend Equivalents. The Committee, in its sole discretion, may provide that an award of Restricted Stock Units shall convey the right to receive dividend equivalents on the Shares subject to such award with respect to any dividends declared on Shares during the period that the Restricted Stock Units thereunder remain outstanding. If the Committee so permits, and unless otherwise provided by the Committee in an RSU Award Agreement, such dividend equivalents shall be credited for the account of the Participant on the books and records of the Company, accumulate and be paid to the Participant (in cash or Shares, as determined by the Committee) upon settlement of the Restricted Stock Units to which the dividend equivalents relate and, to the extent such Restricted Stock Units are forfeited (or the underlying Shares are otherwise not earned), the Participant shall have no right to payment in respect of such dividend equivalents. If the Committee permits dividend equivalent rights with respect to an award of Restricted Stock Units, the terms and conditions thereof will be set forth in the applicable RSU Award Agreement.
IX. Performance Awards
9.1. Grant of Performance Awards. The Committee may, from time to time and upon such terms and conditions as it may determine, grant Performance Awards. Performance Awards may be denominated as a cash amount, number of Shares or Share-denominated units (i.e., “performance share units” or “PSUs”) or a combination thereof and are Awards that may be earned upon achievement or satisfaction of performance conditions during a Performance Period, as specified by the Committee, and subject to any continuing service requirements as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the grant to a Participant or the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.
9.2. Performance Award Agreement. Each Performance Award shall be evidenced by a Performance Award Agreement that shall specify the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award, each as determined by the Committee in its sole discretion. The Performance Award Agreement shall contain any such additional provisions as it shall determine that are not inconsistent with the terms of the Plan.
9.3. Performance Criteria. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, and may be established on a corporate-wide basis, with respect to one or more business units, divisions, Subsidiaries or business segments, or on an individual basis. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable such that it does not provide any undue enrichment or harm. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.
9.4. Settlement of Performance Awards. Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award.

9.5. No Rights as Stockholder. A Performance Award granted to a Participant shall not create any rights in such Participant as a stockholder of the Company, such as the right to vote or the right to receive dividends, unless and until and to the extent Shares are issued to such Participant to settle such Performance Award. However, a Performance Award may be awarded with dividend equivalents as provided in Section 9.6.
9.6. Dividend Equivalents. The Committee, in its sole discretion, may provide that a Performance Award shall convey the right to receive dividend equivalents on the Shares subject to such award with respect to any dividends declared on Shares during the period that the Performance Award remains outstanding. If the Committee so permits, such dividend equivalents shall be credited for the account of the Participant on the books and records of the Company and accumulate, and shall be paid to the Participant (in cash or Shares, as determined by the Committee) only upon settlement of the Performance Award based on the Participant’s earning of the Shares with respect to which such dividend equivalents are paid and, to the extent such Performance Award is forfeited (or the underlying Shares are otherwise not earned), the Participant shall have no right to payment in respect of such dividend equivalents. If the Committee permits dividend equivalent rights with respect to a Performance Award, the terms and conditions thereof will be set forth in the applicable Performance Award Agreement.
X. Stock Appreciation Rights
10.1. Grant of Stock Appreciation Rights. An SAR is a right to receive, without payment to the Company, a number of Shares, cash or any combination thereof, the amount of which is determined pursuant to the formula set forth in Section 10.5. An SAR may be granted (a) with respect to any Option granted under the Plan, either concurrently with the grant of such Option or at such later time as determined by the Committee (as to all or any portion of the Shares subject to the Option) or (b) alone, without reference to any Option. Each SAR shall be evidenced by a SAR Agreement that shall specify the duration of the SAR, the number of Shares to which the SAR relates and such other provisions as the Committee may determine or which are required by the Plan.
10.2. Number of SARs. Each SAR granted to any Participant shall relate to such number of Shares as the Committee shall determine, subject to adjustment as provided in Section 4.3. If a SAR is granted in conjunction with an Option, the number of Shares to which the SAR pertains shall be reduced by the same number of Shares for which the holder of the Option exercises the related Option.
10.3. Duration. Subject to early termination as herein provided, the term of each SAR shall be as determined by the Committee, but shall not exceed ten years from the date of grant. Unless otherwise determined by the Committee and provided in the SAR Agreement, each SAR shall become exercisable at such time or times, to such extent and upon such conditions as the Option, if any, to which it relates is exercisable. The Committee may, in its discretion, accelerate the exercisability of any SAR.
10.4. Exercise. A holder may exercise an SAR, in whole or in part, by giving written notice to the Company, specifying the number of SARs which such Participant wishes to exercise. Upon receipt of such written notice, the Company shall deliver, within 30 days thereafter, to the exercising holder, the Shares or cash or both as determined by the Committee, to which the Participant is entitled pursuant to Section 10.5. To the extent an SAR is not previously exercised as to all of the Shares subject thereto, and, if the Fair Market Value of one Share is greater than the exercise price then in effect, then the SAR shall be deemed automatically exercised immediately before its expiration.
10.5. Payment.
Number of Shares. Subject to the right of the Committee to deliver cash in lieu of Shares (which, as it pertains to officers and directors of the Company, shall comply with all requirements of the Exchange Act and regulations adopted thereunder), the number of Shares which shall be issuable upon the exercise of an SAR shall be determined by dividing (i) the number of Shares to which the SAR is exercised multiplied by the amount of the appreciation in such Shares (for this purpose, the “appreciation” shall be the amount by which the Fair Market Value of the Shares subject to the SAR on the date of exercise exceeds (x) in the case of an SAR related to an Option, the Option Exercise Price of the Shares under the Option or (y) in the case of an SAR granted alone without reference to a related Option, an amount that the Committee determined at the time of grant to be the Fair Market Value of a Share, subject to adjustment as provided in Section 4.3) by (ii) the Fair Market Value of a Share on the exercise date.
Cash. In lieu of issuing Shares upon the exercise of an SAR, the Committee may elect, in its sole discretion, to pay the holder of the SAR cash equal to the Fair Market Value on the exercise date of any or all of the Shares which would otherwise be issuable. No fractional Shares shall be issued upon exercise of an SAR; instead, the holder of the SAR shall be entitled to receive a cash adjustment equal to the same fraction of the Fair Market Value of a Share on the exercise date or to purchase the portion necessary to make a whole Share at its Fair Market Value on the date of exercise.
10.6. SAR Agreement. Each SAR shall be evidenced by an SAR Agreement that shall further specify the terms and conditions of such Award. Any terms and conditions of the Award shall be consistent with the terms of the Plan.

XI. Stock and Cash Awards
A stock award consists of the transfer by the Company to a Participant of Shares, without other payment therefor, as additional compensation for services to the Company. A cash award consists of a monetary payment made by the Company to a Participant as additional compensation for services to the Company. The Committee shall determine, in its sole discretion, the amount of any stock or cash award. Stock and cash awards may be subject to the terms and conditions, which may vary from time to time and among participants, as the Committee deems appropriate. Payment of a stock or cash award can depend on meeting performance goals. Each award of stock or cash may provide for lesser payment in the event of partial fulfillment of performance goals.
XII. Amendment, Modification and Termination
12.1. Effective Date. The Plan shall become effective as of October 1, 2022 (“Effective Date”) provided it is approved by the Company’s stockholders at a meeting of the Company’s stockholders. The Plan shall be rescinded and all Options, Shares of Restricted Stock, Restricted Stock Units, SARs, Performance Awards and other Awards granted shall be null and void unless within 12 months from the date of the adoption of the Plan by the Board it shall have been approved by the Company’s stockholders.
12.2. Termination Date. The Plan shall terminate on the earliest to occur of (a) the tenth anniversary of the Effective Date, (b) the date when all Shares available under the Plan shall have been acquired pursuant to the exercise or settlement of Awards and payment of all benefits in connection with Awards has been made, or (c) such other date as the Board may determine in accordance with Section 12.3. No Award may be granted after the termination of the Plan.
12.3. Amendment, Modification and Termination. The Board may, at any time, amend, modify or terminate the Plan. The Compensation Committee of the Board also may, at any time, amend or modify the Plan. However, no such amendment or modification may make a material revision to the Plan without the approval of the stockholders of the Company if such stockholder approval is required by the Code and the rules promulgated thereunder, any national securities exchange or system on which the Shares are then listed or reported or a regulatory body having jurisdiction with respect hereto. Without limitation on the preceding sentence, no amendment may increase the number of Share available under the Plan without the approval of the stockholders of the Company.
12.4. Awards Previously Granted. No amendment, modification or termination of the Plan shall materially and adversely affect any outstanding Award without the written consent of the Participant holding such Award; provided, that no such consent shall be required with respect to any amendment, modification or termination if the Committee determines in its reasonable discretion that such amendment, modification or termination is required or advisable in order (i) for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, (ii) to maintain the qualified status of the any Award as an incentive stock option under Section 422 of the Code; or (iii) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code.
12.5. No Repricing. Except for the adjustments set forth in Section 4.3 or otherwise in connection with a corporate transaction involving the Company (including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), no outstanding Options or SARs shall be amended to reduce their exercise price or base price, and no outstanding Options or SARs with an exercise price or base price greater than current Fair Market Value shall be cancelled in exchange for cash, other Awards or Options or SARs with an exercise price or base price that is less than the exercise price or base price of the original Options or SARs without the approval of the stockholders of the Company.
XIII. Non-Transferability
13.1. Except as may be permitted by the Committee or as specifically provided in an Award Agreement or the Plan, no Award and no Participant’s rights under any Award or the Plan may be assigned, pledged or otherwise transferred other than by will or the laws of descent and distribution. Except as expressly provided in the Plan, during a Participant’s lifetime, an Award may be exercised only by such Participant. In the event of the death of a Participant, the Award may be exercised by the person or persons to whom rights pass by will or by the laws of descent and distribution or, if appropriate, the legal representative of the deceased Participant’s estate. In the event of the Disability of a Participant, the Award may be exercised by the Participant or, if such Participant is incapable of exercising the Award, by such Participant’s legal representative. The Committee may, in its discretion by appropriate provision in the Participant’s Award Agreement, authorize all or a portion of any Award granted to a Participant to be on terms which permit transfer by such Participant to (i) the Participant’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, or any person sharing the Participant’s household (other than a tenant or employee) (“Family Members”), (ii) a trust or trusts in which the Participant and/or their Family Members have more than 50% of the beneficial interest, or (iii) a partnership, limited liability company or other entity in which the Participant and/or their Family Members own more than 50% of the voting interests in exchange for an interest in the entity; provided that (a) there may be no consideration for any such transfer (other than interests in such partnership, limited liability company or other entity), (b) the Award Agreement must expressly provide for transferability in a manner consistent with this Section 13.1 and (c) subsequent transfers of transferable Awards shall be prohibited except by will or the laws of descent and distribution. Following transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided that for purposes of this Article 13 (excluding as set forth in the following sentence), the term “Participant” shall be deemed to refer to the transferee. The events of termination of employment or cessation of service shall continue to be applied with respect to the original Participant. Any transferred Award that is exercisable shall be exercisable by the transferee only to the extent, and for the periods, specified in the Option Agreement or SAR Agreement.

XIV. No Employment or Reelection Rights
Neither the Plan, nor any action taken under the Plan, shall be construed as giving any Employee, Consultant or Non-employee Director the right to become a Participant, nor shall an Award under the Plan be construed as giving a Participant any right with respect to continuance of employment by or service with the Company or any right to be re-nominated by the Board or reelected by the stockholders of the Company as a director. The Company expressly reserves the right to terminate, whether by dismissal, discharge, removal or otherwise, a Participant’s employment or service at any time, with or without Cause, except as may otherwise be provided by any written agreement between the Company and the Participant or applicable law.
XV. Withholding
15.1. Tax Withholding. All Awards shall be subject to all applicable tax withholding. The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, any amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA and Medicare obligation) required by law to be withheld with respect to any grant, exercise or payment made under or as a result of the Plan.
15.2. Share Withholding. If the Company has a withholding obligation upon the grant or issuance of Shares under the Plan, a Participant, subject to the discretion of the Committee, may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the withholding tax is to be determined equal to the amount required to be withheld (as determined by the Company with the Participant’s consent), so long as the withheld amount does not exceed the maximum statutory tax rates (including payroll or similar taxes as required by the applicable tax law) for the Participant in the applicable jurisdiction (e.g., federal, state and local).
XVI. Deferrals of Awards and Compensation/Fees
The Committee may, in its sole discretion, establish programs and procedures under which (i) payment of Shares or cash upon the exercise, vesting or settlement of all or a portion of any Award will be deferred or, at the election of a Participant, may be deferred to a future date, year or event and/or (ii) a Participant may elect to defer all or a portion of his or her cash compensation or fees for ultimate payment in Awards or Shares issued under the Incentive Plan at future date, year or event, in each case, subject to compliance with Section 409A of the Code and other applicable law. The terms and conditions of any such programs and procedures, including the selection of participants eligible to so defer, shall be determined by the Committee in its sole discretion, which determinations need not be uniform with respect to all participants and/or Awards. Without limiting the foregoing, the Committee may provide that any deferrals of cash compensation or fees under item (ii) above be converted into Share units that are credited to a Share unit account on behalf of the individual and ultimately paid in Shares, at such time or times as elected by the Participant in accordance with the terms and conditions established by the Committee (and subject to compliance with Section 409A of the Code). To the extent that the Committee provides for the ability of any Participant(s) to defer Awards or compensation/ fees in accordance with the foregoing, the arrangement shall be maintained primarily for a select group of management or highly compensated employees (and, therefore, exempt from ERISA’s participation, vesting, funding and other substantive requirements). The Company does not guarantee application of the nonduplication rule of Treas. Reg. 31.3121(v)(2)-1(a)(2) and shall not have any liability to any Participant in the event such rule does not apply with respect to any amount deferred pursuant to this Article 16.
XVII. Section 16 and 409A Compliance
It is the intention of the Company that the Plan and the administration of the Plan comply in all respects with Section 16(b) of the Exchange Act and Section 409A of the Code and the rules and regulations promulgated thereunder to the extent deemed appropriate by the Committee. If any Plan provision, or any aspect of the administration of the Plan, is found not to be in compliance with Section 16(b) of the Exchange Act or Section 409A of the Code, the provision or administration shall be deemed null and void to the extent deemed appropriate by the Committee, and the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3 promulgated under the Exchange Act and Section 409A of the Code to the extent deemed appropriate by the Committee. Notwithstanding anything in the Plan to the contrary, the Board or the Committee, in its discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants.

Notwithstanding anything contained in the Plan to the contrary, the Company intends that Awards payable under the Plan shall satisfy the requirements for exemption from, or compliance with, Section 409A of the Code and that all terms and provisions shall be interpreted, operated and administered to satisfy such requirements. To the extent Section 409A of the Code is applicable to any Award, it is intended that such 409A Award complies with the deferral, payout and other limitations and restrictions imposed under Section 409A of the Code.
Regardless of what may be contained in any Award Agreement, to the extent that any 409A Award is treated as payable upon a “separation from service” pursuant to Section 409A of the Code (as determined, and in accordance with the methodology selected by the Company, consistent with Section 409A of the Code) (“Separation from Service”), then, if payment is triggered by reason of the Separation from Service, and on the date of the Participant’s Separation from Service the Participant is a Specified Employee, to the extent required for the Participant not to incur additional taxes pursuant to Section 409A of the Code, no payment with respect to the 409A Award shall be made to the Participant prior to the earlier of (i) six (6) months after the Participant’s Separation from Service; or (ii) the date of the Participant’s death. Should the limitation set forth in the preceding sentence result in payment later than otherwise provided in the Plan or 409A Award, on the first day any such payment may be made without incurring additional tax pursuant to Section 409A of the Code, such payment shall be made to the Participant in a lump sum. Notwithstanding anything contained in the Plan or Award to the contrary, the date on which a Participant’s Separation from Service occurs shall be treated as the Participant’s termination of employment or cessation of service date or comparable concept for purposes of determining the timing of payments under the Plan and Award to the extent necessary to have such payments under the Plan and Award be exempt from or comply with the requirements of Section 409A of the Code; provided, however, this sentence shall have no impact on whether or not an Award becomes vested. No 409A Award shall be subject to acceleration or to any change in the specified time or method of payment, except as permitted by Section 409A of the Code or as otherwise provided under the Plan or Award and consistent with Section 409A of the Code.
These last three paragraphs of this Article 17 are not intended to impose any restrictions on Awards, other than those required for the Participant not to incur additional tax under Code Section 409A, and shall be interpreted and operated accordingly. Notwithstanding any other provision in the Plan, the Committee makes no representations that Awards granted under the Plan, or any deferral arrangement under Article 16, shall be exempt from, or comply with, Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to Awards granted under the Plan. No provision of the Plan shall be interpreted or construed to transfer any liability for failure to comply with Section 409A from the Participant or any other individual to the Company.
XVIII. Forfeiture and Clawback of Awards
18.1. Effect of Termination of Service. Unless otherwise provided for by the Committee in any applicable Award Agreement, or as it may determine in any individual case, upon a Participant’s termination of employment or other service with the Company or a Subsidiary, any unvested portion of an Award will be forfeited without any consideration to be paid to the Participant. Subject to compliance with Section 409A of the Code with respect to a 409A Award, the Committee may determine, in its sole discretion, whether, and the extent to which, (i) an Award will vest during a leave of absence, (ii) a reduction in service level (for example, from full-time to part-time employment) will cause a reduction, or other change, to an Award and (iii) a leave of absence or reduction in service will be deemed a termination of employment or other service with the Company or a Subsidiary.
18.2. General. The Committee may specify in an Award Agreement that a Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, a Participant’s termination of employment or other service with or without Cause (and, in the case of any Cause that is resulting from an indictment or other non-final determination, the Committee may provide for such Award to be held in escrow or abeyance until a final resolution of the matters related to such event occurs, at which time the Award shall either be reduced, cancelled or forfeited (as provided in such Award Agreement) or remain in effect, depending on the outcome), violation of material policies, breach of non-competition, non-solicitation, confidentiality or other restrictive covenants, or requirements to comply with minimum share ownership requirements, that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates. The Committee shall have the power to determine whether the Participant has been terminated for Cause and the date upon which such termination for Cause occurs. Any such determination shall be final, conclusive and binding upon the Participant.
18.3. Clawback/Recovery. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. By accepting an Award under the Plan, each Participant acknowledges and agrees that any such clawback or recoupment arrangements and policies shall apply to such Award, and all compensation payable pursuant to such Award shall be subject to forfeiture and repayment pursuant to the terms of thereof, whether adopted before or after the Award has been granted. Although not required to give effect to the provisions of this Section 18.3 or the application any policy contemplated by this Section 18.3, the Committee may, as it deems appropriate, amend the Plan to reflect the terms of any such policy.

XIX. Successors
All obligations of the Company with respect to Awards granted under the Plan shall be binding on any successor to the Company, whether the existence of such successor is a result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.
XX. participants in Other Countries or Jurisdictions
Without amending the Plan, the Committee may grant Awards to Employees, Consultants or Non-employee Directors who are foreign nationals on such terms and conditions different from those specified in the Plan, as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and the Committee shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Subsidiary may operate or have employees to ensure the viability of the benefits from Awards granted to participants employed in such countries or jurisdictions, meet the requirements that permit the Plan to operate in a qualified or tax efficient manner, comply with applicable foreign laws or regulations and meet the objectives of the Plan.
XXI. No Obligation to Notify or Minimize Taxes
The Company shall have no duty or obligation to warn or otherwise advise any Participant of an impending termination or expiration of any Award or a possible period in which the Award may not be exercised. The Company shall have no duty or obligation to minimize the tax consequences of any Award.
XXII. No Trust or Fund
The Plan is intended to constitute an “unfunded” plan. Nothing contained herein shall require the Company to segregate any monies or other property, or Shares, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Participant, and no Participant shall have any rights that are greater than those of a general unsecured creditor of the Company.
XXIII. Data Protection
In connection with the Plan, the Company may need to process Personal Data provided by the Participant to the Company or its Affiliates, third-party service providers or others acting on the Company’s behalf. Examples of such Personal Data may include, without limitation, the Participant’s name, account information, social security number, tax number and contact information. The Company may process such Personal Data in its legitimate business interests for all purposes relating to the operation and performance of the Plan, including but not limited to
23.1. administering and maintaining Participant records;
23.2. providing the services described in the Plan;
23.3. providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which such Participant works; and
23.4. responding to public authorities, court orders and legal investigations, as applicable.
The Company may share the Participant’s Personal Data with (i) Affiliates, (ii) trustees of any employee benefit trust, (iii) registrars, (iv) brokers, (v) third-party administrators of the Plan, (vi) third party service providers acting on the Company’s behalf to provide the services described above or otherwise assist the Company in fulfilling its legal and financial reporting obligations; or (vii) regulators and others, as required by law.
If necessary, the Company may transfer the Participant’s Personal Data to any of the parties mentioned above in a country or territory that may not provide the same protection for the information as the Participant’s home country. Any transfer of the Participant’s Personal Data to recipients in a third country will be made subject to appropriate safeguards or applicable derogations provided for under applicable law. Further information on those safeguards or derogations can be obtained through, and other questions regarding this Section 23 may be directed to, the contact set forth in the Employee Privacy Notice (the “Employee Privacy Notice”) that previously has been provided by the Company or its applicable Affiliate to the Participant. The terms set forth in this Section 23 are supplementary to the terms set forth in the Employee Privacy Notice (which, among other things, further describes the rights of the Participant with respect to the Participant’s Personal Data); provided that, in the event of any conflict between the terms of this Section 23 and the terms of the Employee Privacy Notice, the terms of this Section 23 shall govern and control in relation to the Plan and any Personal Data of the Participant to the extent collected in connection therewith.

The Company will keep Personal Data collected in connection with the Plan for as long as necessary to operate the Plan or as necessary to comply with any legal or regulatory requirements.
XXIV. Governing Law
The Plan and all agreements and instruments entered into under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware without regard to its conflict of laws rules. participants irrevocably consent to the personal jurisdiction and exclusive venue of the state and Federal courts in Illinois. Furthermore, the Plan and all Option Agreements relating to ISOs shall be interpreted to the extent deemed appropriate by the Committee so as to qualify as incentive stock options under the Code.
APPENDIX I
Definitions
“409A Award” shall mean an Award that constitutes a “deferral of compensation” subject to the requirements of Section 409A of the Code.
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.
“Award” shall mean, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, SARs, a Performance Award, stock awards and cash awards.
“Award Agreement” shall mean an Option Agreement, Restricted Stock Award Agreement, RSU Award Agreement, SAR Agreement, Performance Award Agreement or other agreement evidencing an Award as described in this Plan.
“Board” shall mean the Board of Directors of the Company.
“Cause” shall have the same meaning as provided in a Participant’s employment or change in control severance agreement, or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean the Participant’s (i) intentional wrongdoing, gross negligence or willful misconduct in the performance of the Participant’s duties or otherwise, in respect of the Company or any Affiliate, (ii) willful, deliberate or negligent conduct that is materially injurious to the Company or any Affiliate, whether such injury is economic or reputational; (iii) commission of, conviction of, plea of guilty to, or plea of nolo contendere to, a felony or any other criminal offense involving moral turpitude, fraud or dishonesty, (iv) commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate, (v) material breach of any policies of the Company or any Affiliate, (vi) unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Affiliate or any other party to whom the Participant owes an obligation of nondisclosure as a result of the Participant’s service relationship with the Company or any Affiliate, (vii) breach of any of the Participant’s obligations under any written agreement or covenant with the Company or any Affiliate (including, without limitation, any covenant of confidentiality, noncompetition or nonsolicitation); (viii) the Participant’s exhibition of a standard of behavior during the course of or related to the Participant’s employment or other engagement with the Company or any Affiliate that is disruptive to the orderly conduct of the Company’s or any Affiliate’s business operations, including, without limitation, substance abuse, sexual harassment or sexual misconduct or other unlawful harassment or retaliation.
“Change in Control” shall have the same meaning as provided in a Participant’s employment or change in control severance agreement (including, for the avoidance of doubt, the definition of “change of control” in any such agreement), or if no such agreement exists, unless otherwise defined in an agreement evidencing an Award, shall mean any of the following events:
(1) An acquisition (other than directly from the Company) of any voting securities of the Company (“Voting Securities”) by any Person immediately after which such Person has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership and/or Beneficially Owned”) of 35% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A Non-Control Acquisition shall mean an acquisition by (i) the Company or any Subsidiary, (ii) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(2) The individuals who, as of the Effective Date, are members of the Board (“Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that if the election, or nomination for election by the Company’s stockholders, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall, for purposes of the Plan, be considered as a member of the Incumbent Board; and provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened election contest (as described in former Rule 14a-11 promulgated under the Exchange Act) (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (“Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or
(3) Approval by stockholders of the Company and the consummation of:
(A) A merger, consolidation or reorganization involving the Company, unless such is a Non-Control Transaction. For purposes of the Plan, the term “Non-Control Transaction” shall mean a merger, consolidation or reorganization of the Company in which:
(i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 45% of the combined voting power of the voting securities of the corporation or entity resulting from such merger or consolidation or reorganization (“Surviving Corporation”) over which any Person has Beneficial Ownership in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;
(ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors or equivalent body of the Surviving Corporation; and
(iii) no Person (other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 35% or more of the then outstanding Voting Securities) has Beneficial Ownership of 35% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities;
(B) A complete liquidation or dissolution of the Company; or
(C) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (“Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
With respect to any 409A Award but only to the extent necessary for such 409A Award to comply with Section 409A of the Code, a Change in Control must constitute a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A(a)(2)(A)(v) of the Code for any acceleration of the timing of payment of the 409A Award because of the Change in Control. The preceding sentence shall not affect the vesting of any Award.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
“Committee” shall mean the committee described in Section 3.1 or, as applicable, any other committee or any officer to whom the Board or the Committee has delegated authority in accordance with Section 3.2.
“Consultant” means any Person who provides consulting or other services to the Company or any Subsidiary and who is (i) neither an Employee nor a Non-employee Director and (ii) may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended from to time to time.
“Disability” shall mean the total disability as determined by the Committee in accordance with standards and procedures similar to those under the Company’s long-term disability plan, or, if none, a physical or mental infirmity which the Committee determines impairs the Participant’s ability to perform substantially his or her duties for a period of 180 consecutive days.

“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of the Shares shall mean, as of any applicable date, the closing sale price of the Shares on the New York Stock Exchange or any national or regional stock exchange on which the Shares are traded, or if no such reported sale of the Shares shall have occurred on such date, on the next preceding date on which there was such a reported sale. If there shall be any material alteration in the present system of reporting sale prices of the Shares, or if the Shares shall no longer be listed on the New York Stock Exchange or a national or regional stock exchange, the fair market value of the Shares as of a particular date shall be determined by such method as shall be determined by the Committee.
“Intrinsic Value” with respect to an Option or SAR means (i) the excess, if any, of the price or implied price per Share in a Change in Control or other event over (ii) the exercise or base price of such Award multiplied by (ii) the number of Shares covered by such Award.
“ISOs” shall have the meaning given such term in Section 6.1.
“Non-employee Director” shall mean an individual who is a member of the Board but is not an Employee.
“NQSOs” shall have the meaning given such term in Section 6.1.
“Option” shall mean an option to purchase Shares granted pursuant to Article 6.
“Option Agreement” shall mean an agreement evidencing the grant of an Option as described in Section 6.2.
“Option Exercise Price” shall mean the purchase price per Share subject to an Option, which shall not be less than the Fair Market Value of the Share on the date of grant (110% of Fair Market Value in the case of an ISO granted to a Ten Percent Shareholder).
“Participant” shall mean any Employee, Consultant or Non-employee Director selected by the Committee to receive an Award under the Plan.
“Performance Period” shall mean the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.
“Performance Award” shall mean an Award granted pursuant to Section 9.
“Performance Award Agreement” shall mean an agreement evidencing a Performance Award, as described in Section 9.2.
“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).
“Personal Data” means (i) any data or information that relates to or is reasonably capable of being directly or indirectly associated with an identified or identifiable individual or household and (ii) any other data or information that is otherwise considered “personal data,” “personal information,” “personally identifiable information,” or any term of comparable intent, under applicable laws or regulations relating to the collection, use, transfer, deletion, protection or other processing of such data or information.
“Plan” shall mean this Ventas, Inc. 2022 Incentive Plan, as the same may be amended from time to time.
“Restricted Stock” shall mean Shares granted pursuant to Article 7 as to which the restrictions have not expired.
“Restricted Stock Award Agreement” shall mean an agreement evidencing a Restricted Stock Award, as described in Section 7.2.
“Restricted Stock Unit” shall mean a contractual right granted pursuant to Article 8 that is denominated in Shares. Each Restricted Stock Unit represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof, subject to the terms and conditions of the Plan and the applicable RSU Award Agreement.
“Restriction Period” shall mean the period determined by the Committee during which the transfer of Shares is limited in some way or Shares or Restricted Stock Units are otherwise restricted or subject to forfeiture as provided in Article 7 or Article 8.
“RSU Award Agreement” shall mean an agreement evidencing an Award of Restricted Stock Units, as described in Section 8.2.
“SAR” means a stock appreciation right granted pursuant to Section 10.1.
“SAR Agreement” shall mean an agreement evidencing a SAR, as described in Section 10.1.
“Shares” shall mean the shares of the Company’s common stock, par value $0.25 per share.

“Subsidiary” shall mean any company, corporation, partnership, limited liability company or other Person in which the Company directly or indirectly owns a majority interest.
“Substitute Award” shall mean an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity or business acquired by the Company or a Subsidiary or with which the Company or a Subsidiary merges or otherwise combines.
“Ten Percent Shareholder” shall mean an Employee who, at the time an ISO is granted, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.